
<ARTICLE> 5
<LEGEND>
McMoran Oil & Gas Co. adopted Statement of Financial Accounting Standards
No. 128, "Earnings Per Share," (SFAS 128) in the fourth quarter of 1997 and restated prior years' earnings per share (EPS) data as required by SFAS
128.  Presented below are the restated EPS amounts for the years ended
December 31, 1996 and 1995, as well as, the 3-month periods ended March 31, 1997 and 1996, the 6-month period ended June 30, 1997.
</LEGEND>

<PERIOD-TYPE>         YEAR            YEAR            3-MOS           3-MOS           6-MOS
<FISCAL-YEAR-END>     DEC-31-1996     DEC-31-1995     DEC-31-1997     DEC-31-1996     DEC-31-1997
<PERIOD-END>          DEC-31-1996     DEC-31-1995     MAR-31-1997     MAR-31-1996     JUN-30-1997
<CASH>                          0               0               0               0               0
<SECURITIES>                    0               0               0               0               0
<RECEIVABLES>                   0               0               0               0               0
<ALLOWANCES>                    0               0               0               0               0
<INVENTORY>                     0               0               0               0               0
<CURRENT-ASSETS>                0               0               0               0               0
<PP&E>                          0               0               0               0               0
<DEPRECIATION>                  0               0               0               0               0
<TOTAL-ASSETS>                  0               0               0               0               0
<CURRENT-LIABILITIES>           0               0               0               0               0
<BONDS>                         0               0               0               0               0
<PREFERRED-MANDATORY>           0               0               0               0               0
<PREFERRED>                     0               0               0               0               0
<COMMON>                        0               0               0               0               0
<OTHER-SE>                      0               0               0               0               0
<TOTAL-LIABILITY-AND-EQUITY>    0               0               0               0               0
<SALES>                         0               0               0               0               0
<TOTAL-REVENUES>                0               0               0               0               0
<CGS>                           0               0               0               0               0
<TOTAL-COSTS>                   0               0               0               0               0
<OTHER-EXPENSES>                0               0               0               0               0
<LOSS-PROVISION>                0               0               0               0               0
<INTEREST-EXPENSE>              0               0               0               0               0
<INCOME-PRETAX>                 0               0               0               0               0
<INCOME-TAX>                    0               0               0               0               0
<INCOME-CONTINUING>             0               0               0               0               0
<DISCONTINUED>                  0               0               0               0               0
<EXTRAORDINARY>                 0               0               0               0               0
<CHANGES>                       0               0               0               0               0
<NET-INCOME>                    0               0               0               0               0
<EPS-PRIMARY>               (.71)          (1.06)           (.18)           (.31)           (.28)
<EPS-DILUTED>               (.71)          (1.06)           (.18)           (.31)           (.27)

